Exhibit 2.5

AMENDMENT NO. 1

TO

ESCROW AGREEMENT

This Amendment No. 1 to Escrow Agreement (“Amendment”) is made as of April 17, 2012, by and among Sun Zone Investments Limited, a company organized under the laws of the British Virgin Islands (“Sun Zone”), Sze Kit Ting, an individual residing at Rm. 2101, 21/F Block B Healthy Gardens, No. 560 King’s Road, North Point, Hong Kong (collectively with Sun Zone, the “Sellers”), SGOCO Group, Ltd. (f/k/a SGOCO Technology, Ltd., f/k/a Hambrecht Asia Acquisition Corp.), a company organized under the laws of the Cayman Islands (together with its predecessors, the “Company”), certain holders of securities of the Company, who execute a counterpart signature page hereto (each a “Sponsor” and collectively “Sponsors”), and Grand Pacific Investment Limited as escrow agent (the “Escrow Agent”) and amends the Escrow Agreement dated as of March 12, 2010, by and among the parties hereto (the “Escrow Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meaning as such capitalized terms have in the Exchange Agreement (as defined below), the Sponsor Agreement (as defined below) and the Escrow Agreement.

WHEREAS, the Company has entered into a Share Exchange Agreement (the “Exchange Agreement”), dated as of February 12, 2010, as amended, by and among the Company, Honesty Group Holdings Limited (“Honesty Group”), and the Sellers, who collectively owned all of the outstanding shares of Honesty Group (the “Honesty Group Shares”), pursuant to which the Sellers exchanged all of the Honesty Group Shares for up to 14,300,000 ordinary shares of the Company (the “HMAUF Shares”);

WHEREAS, in connection with entering into the Exchange Agreement, and as a condition to the execution by the Sellers of the Exchange Agreement, the Sponsors have entered into a Sponsor Agreement with the Sellers, dated as of February 12, 2010, as amended by Amendment No. 1 to Sponsor Agreement, dated March 11, 2010 (as so amended, the “Sponsor Agreement”)

WHEREAS, pursuant to the Sponsor Agreement and the Escrow Agreement, each Sponsor agreed to deposit in escrow certain HMAUF Shares owned by such Sponsor subject to fulfillment of certain conditions (the “Conditions”) set forth in the Sponsor Agreement, each as set forth opposite such Sponsor’s name on Exhibit A-1 to the Sponsor Agreement be held in escrow in accordance with the terms of the Escrow Agreement (the “Sponsor Conditional Shares”).

WHEREAS, pursuant to the Sponsor Agreement and the Escrow Agreement, if the Conditions are not met by the latest Measurement Date (as defined in the Sponsor Agreement), all of the Conditional Shares are to be forfeited to the Company and cancelled.

WHEREAS, due to the less positive than expected market conditions, the Sellers, the Company, the Sponsors and the Escrow Agent (each a “Party” and collectively, the “Parties”) agree to amend the Escrow Agreement to grant the Sponsors additional time to meet the Conditions.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreement of the parties set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.	Section 5 (a) of the Escrow Agreement is hereby amended to read in its entirety as follows:

5.	Disbursement of the Sponsor Conditional Shares.

(a)          Within ten (10) Business Days after the earlier of satisfaction of the Conditions or December 31, 2012, the Company shall give notice to the other Parties to this Agreement specifying whether the Conditions to release of the Sponsor Conditional Shares have been met (a “Notice of Conditions”).

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2.	Section 5 (c)-1 is hereby added to the Escrow Agreement immediately following Section 5 (c) to read in its entirety as follows:

(c)-1     In the event the Conditions set forth in Clauses (1) and (2) of Section I-1. A of the Sponsor Agreement have been met but less than US$15 million in gross proceeds of equity has been raised, the Notice of Conditions shall specify the number of Sponsor Conditional Shares and Sponsor Earn-Out Shares forfeited, and the basis for the calculation. The Sponsors shall have ten (10) Business Days after the Notice of Conditions is delivered to dispute the Notice of Conditions by delivering a Conditions Dispute Notice to the Escrow Agent and the Company, setting forth with particularity the facts demonstrating the amount in gross proceeds of equity raised pursuant to Clause (3) of Section I-1. A of the Sponsor Agreement. If no Conditions Dispute Notice is received by the Escrow Agent within such ten (10) Business Days, the Escrow Agent shall deliver all of the forfeited Sponsor Conditional Shares and forfeited Sponsor Earn-Out Shares to the Company and such shares will be returned to the status of authorized but unissued shares as of the date of the Notice of Conditions, and the Escrow Agent shall disburse the remaining Sponsor Conditional Shares and Sponsor Earn-Out Shares held in escrow to the appropriate Sponsors.

3.	For those Sponsors who for whatever reason fail to execute a counterpart signature page hereto as of April 17, 2012, their rights and responsibilities under the Escrow Agreement shall remain as if this Amendment has never been executed.

4.	If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

5.	This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

6.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.	Except as amended hereby, the Escrow Agreement continues in full force and effect as written.

[SIGNATURE PAGES FOLLOW]

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SIGNATURE PAGE TO

AMENDMENT No. 1 TO ESCROW AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the day and year first above written.

SGOCO Group, Ltd.
By:	/s/ Burnette Or	By:	/s/ SZE KIT TING
Name:	Burnette Or	Name:	SZE KIT TING
Title:	Chief Executive Officer	Address:	Room 2101, 21/F., Block B
Address:	14/F, Building #4		Healthy Gardens
	Beijing International Center		No. 560 King’s Road
	No. 38 East 3rd Ring Road North		North Point, Hong Kong
Chaoyang District, Beijing
China 100026

SUN ZONE INVESTMENTS LIMITED		Grand Pacific Investment Limited

By:	/s/ Tin Man Or	By:	/s/ Hoo Cheng
Name:	Tin Man Or	Name:	Hoo Cheng
Title:	Director	Title:	Director
Address:	[Luoshan Houlin Industry Area	Address:	50th Floor, Bank of China Tower
	Jinjiang Fujian, China]		1 Garden Road, Central
Hong Kong

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SIGNATURE PAGE TO

AMENDMENT No. 1 TO ESCROW AGREEMENT

The undersigned has read and understands this Amendment, and accepts and agrees to all of its terms. IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

By:	/s/ John Wang	Hambrecht 1980 Revocable Trust
Name: John Wang		By:	/s/ W.R. Hambrecht
Address (for all Sponsors):		Name: W.R. Hambrecht
Address: [13/F Tower 2		Title: Trustee
New World tower		Address: [13/F Tower 2
18 Queens Road Central		New World tower
Hong Kong]		18 Queens Road Central
Hong Kong]

By:	/s/ Robert Eu
Name: Robert Eu		Shea Ventures LLC
Address (for all Sponsors):		By:	/s/ Ronald L. Lakey
Address: [13/F Tower 2		Name: Ronald L. Lakey
New World tower		Title: Vice President
18 Queens Road Central		Address (for all Sponsors):
Hong Kong]		Address: [13/F Tower 2
New World tower
Cannon Family Irrevocable Trust		18 Queens Road Central
By:	/s/ Stephen N. Cannon	Hong Kong]
Name: Stephen N. Cannon
Title: Trustee		Marbella Capital Partners Ltd.
Address (for all Sponsors):		By:	/s/ John Wang
Address: 510 Hemlock Ave		Name: John Wang
Millbrae, CA 94030, USA		Title: Director
Address (for all Sponsors):
Address: [13/F Tower 2
AEX Capital, LLC		New World tower
By:	/s/ Robert Eu	18 Queens Road Central
Name: Robert Eu		Hong Kong]
Title: Managing Director
Address (for all Sponsors):
Address: [13/F Tower 2
New World tower
18 Queens Road Central
Hong Kong]

WR Hambrecht + Co., LLC
By:	/s/ W.R. Hambrecht
Name: W.R. Hambrecht
Title: [●]
Address (for all Sponsors):
Address: [13/F Tower 2
New World tower
18 Queens Road Central
Hong Kong]

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